UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 18, 1997



                               LANDEC CORPORATION
             (Exact name of registrant as specified in its charter)


                                   California
         (State or other jurisdiction of incorporation or organization)


       0-27446                                           94-3025618
(Commission file number)                       (IRS Employer Identification No.)




3603 Haven Avenue, Menlo Park, California                   94025
(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:     (415) 306-1650

                                       N/A
           Former name or former address, if changed from last report)

         The undersigned Registrant hereby amends the following items from the Current Report on Form 8-K filed on May 5, 1997. The Registrant is amending Item 7 to include certain required financial statements and pro forma financial information and exhibits associated therewith.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)  Financial Statements of Acquired Business

              The following pages 3 through 6 contain (1) the unaudited condensed balance sheet of Dock Resins Corporation ("Dock Resins") as of March 31, 1997 and December 31, 1996 and the notes thereto and (2) the unaudited statement of operations and the unaudited statement of cash flows of Dock Resins and the notes thereto for the three months ended March 31, 1997 and 1996. The audited financial statements of Dock Resins as of December 31, 1996 and December 31, 1995 and for the three years ended December 31, 1996 with the Report of Ernst & Young LLP, Independent Auditors thereon have been included as Exhibit 99.1 to this filing.

         (b)  Pro Forma Financial Information

              The following pages 7 through 14 contain (1) the unaudited pro forma condensed combined balance sheets of Landec Corporation ("Landec") and Dock Resins as of January 31, 1997 and the notes thereto and (2) the unaudited pro forma combined statement of operations of Landec and Dock Resins for the three months ended January 31, 1997 and for the year ended October 31, 1996 and the notes thereto.

         (c)  Exhibits

              2.1* Stock Purchase Agreement  (including exhibits thereto) by and among the Registrant, Dock Resins, and A. Wayne Tamarelli dated April 18, 1997.

              23.1 Consent of Ernst & Young LLP, Independent Auditors.

              99.1 Dock Resins Corporation Financial Statements for December 31,
                   1996 and 1995 and the three years ended December 31, 1996 with Report of Ernst & Young LLP, Independent Auditors.



------------------------------

* Previously filed.

                             DOCK RESINS CORPORATION
                             CONDENSED BALANCE SHEET
                                   (Unaudited)
                                 (In thousands)


                                                          March 31, December 31,
                                                            1997         1996
                                                           -------      -------
                         Assets
Current Assets:
     Cash and cash equivalents                             $   610      $   410
     Marketable securities                                     837          841
     Accounts receivable, net                                1,702        1,644
     Inventories                                             1,555        1,252
     Prepaid expenses and other current assets                 106          243
                                                           -------      -------
Total Current Assets                                         4,810        4,390

Property and equipment, net                                  1,588        1,537
                                                           -------      -------
                                                           $ 6,398      $ 5,927
                                                           =======      =======

          Liabilities and Stockholder's Equity
Current Liabilities:
     Accounts payable                                      $ 1,084      $ 1,012
     Payroll, bonuses and payroll taxes payable                947          740
     Other accrued liabilities                                 459          488
     Income taxes payable                                       13           83
     Borrowings under revolving line of credit                  25           25
     Current portion of long term debt                          92           86
                                                           -------      -------
Total Current Liabilities                                    2,620        2,434

Long-term debt                                                 778          772

Deferred compensation                                          124          116

Stockholder's Equity:
     Common stock                                               79           79
     Treasury stock                                           (355)        (355)
     Retained earnings                                       3,152        2,881
                                                           -------      -------
Total Stockholder's Equity                                   2,876        2,605
                                                           -------      -------
                                                           $ 6,398      $ 5,927
                                                           =======      =======


                             See accompanying notes.

                             DOCK RESINS CORPORATION
                             STATEMENT OF OPERATIONS
                                   (Unaudited)
                                 (In thousands)

                                                    Three Months Ended March 31,
                                                        1997           1996
                                                       -------        -------

Net product sales                                      $ 3,479        $ 3,028

Operating costs and expenses:
     Cost of product sales                               2,153          2,005
     Research and development                              312            264
     Selling, general and administrative                   751            600
                                                       -------        -------
Total operating costs and expenses                       3,216          2,869
                                                       -------        -------
Income from operations                                     263            159

Interest income                                             11              2
Interest expense                                           (23)           (25)
                                                       -------        -------
Income before state income tax                             251            136
Provision (benefit) for state income tax                   (24)             3
                                                       -------        -------

Net income                                             $   275        $   133
                                                       =======        =======


                             See accompanying notes.

                             DOCK RESINS CORPORATION
                             STATEMENT OF CASH FLOWS
                                   (Unaudited)
                                 (In thousands)


                                                              Three Months Ended
                                                                   March 31,
                                                                1997      1996
                                                                -----     -----
Cash flows from operating activities:
     Net income                                                 $ 275     $ 133
Adjustments to reconcile net income to net cash provided
   by (used in)  operating activities:
     Depreciation and amortization                                 51        50
     Changes in operating assets and liabilities:
         Accounts receivable                                      (58)     (424)
         Inventories                                             (303)        3
         Prepaid expenses and other current assets                137       (25)
         Accounts payable                                          72      (195)
         Payroll, bonuses and payroll taxes payable               207       (13)
         Other accrued liabilities                                (29)       15
         Income taxes payable                                     (70)       11
         Deferred compensation                                      8       (10)
                                                                -----     -----
     Total adjustments                                             15      (588)
                                                                -----     -----
Net cash provided by (used in) operating activities               290      (455)
                                                                -----     -----
Cash flows from investing activities:
     Capital expenditures                                        (102)      (23)
                                                                -----     -----
Net cash used in investing activities                            (102)      (23)
                                                                -----     -----
Cash flows from financing activities:
     Additions to long-term debt                                   34      --
     Payments of long-term debt                                   (22)      (20)
                                                                -----     -----
Net cash provided by (used in) financing activities                12       (20)
                                                                -----     -----
Net increase (decrease) in cash and cash equivalents              200      (498)

Cash and cash equivalents at beginning of period                  410       866
                                                                -----     -----
Cash and cash equivalents at end of period                      $ 610     $ 368
                                                                =====     =====


                             See accompanying notes.

                             DOCK RESINS CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                                 March 31, 1997
                                   (Unaudited)

1.   BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, the unaudited financial statements contain all adjustments necessary to present fairly the financial position of Dock Resins Corporation ("Dock Resins") at March 31, 1997, and the results of operations and cash flows for the three months ended March 31, 1997 and 1996. Interim results for the three month periods are not necessarily indicative of operating results to be expected for the full year.

2.   INVENTORIES

Inventories are stated at the lower of cost (determined by the last-in, first-out method, ("LIFO")) or market. At March 31, 1997 and December 31, 1996, the LIFO inventory value approximated current cost and consisted of the following:

                                                   March 31,        December 31,
                                                     1997               1996
                                                    ------             ------
                                                          (in thousands)

Raw materials ............................          $  675             $  420
Finished goods ...........................             880                832
                                                    ------             ------
                                                    $1,555             $1,252
                                                    ======             ======

3.   INCOME TAXES

Income tax expense associated with Dock Resins on a historical basis reflects "S" Corporation status. The tax benefit in 1997 resulted from the reversal of a prior-year accrual.

4.   SUBSEQUENT EVENTS

Pursuant to a Stock Purchase Agreement by and among Landec Corporation ("Landec"), Dock Resins and its shareholder, dated April 18, 1997 (the "Purchase Agreement"), Landec acquired (the "Acquisition") all of the outstanding capital stock of Dock Resins in exchange for an aggregate of 396,039 shares of Landec's common stock, $3,262,861 in cash, a payable of $462,000 and a secured promissory note with principal amount of $8,500,000. The payable and promissory note are due in January 1998. As a result of the Acquisition, Dock Resins has become a wholly-owned subsidiary of Landec.

Under the terms of the Purchase Agreement and a related Escrow Agreement dated April 18, 1997, $1,500,000 and the 396,039 shares of Landec's common stock will be held in escrow for the purpose of indemnifying Landec against certain liabilities of Dock Resins and its shareholder. Such escrow will expire on August 18, 2002.

                               LANDEC CORPORATION
                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial statements (collectively, "the Pro Forma Financial Statements") were prepared to give effect to the acquisition by Landec Corporation ("Landec" or the "Company") of all the outstanding capital stock of Dock Resins. The acquisition has been accounted for using the purchase method. The pro forma condensed combined balance sheet as of January 31, 1997, assumed that the acquisition occurred on January 31, 1997. The pro forma combined statement of operations for the three months ended January 31, 1997, and for the fiscal year ended October 31, 1996 assumes that the acquisition occurred on November 1, 1995. The Pro Forma Financial Statements do not purport to represent what Landec's financial position or results of operations would have been if the acquisition in fact had occurred on the date or at the beginning of the periods indicated or to project Landec's financial position or results of operations for any future date or period.

The pro forma adjustments are based upon available information and upon certain assumptions as described in Note 1 to the Pro Forma Financial Statements that Landec believes are reasonable under the circumstances. The purchase price has been allocated to the acquired assets and liabilities based on their respective fair market values. The Pro Forma Financial Statements and accompanying notes should be read in conjunction with the respective historical consolidated financial statements of Landec and Dock Resins, including the notes thereto. The historical consolidated financial statements of Landec are included in its Quarterly Report on Form 10-Q for the period ended January 31, 1997, as filed with the Securities and Exchange Commission on March 14, 1997 and in its Annual Report on Form 10-K for the fiscal year ended October 31, 1996, as filed with the Securities and Exchange Commission on January 29, 1997. The historical financial statements of Dock Resins are included as Exhibit 99.1 to this Form 8-K/A.

                               LANDEC CORPORATION
                          UNAUDITED PRO FORMA CONDENSED
                             COMBINED BALANCE SHEET
                                January 31, 1997
                                 (in thousands)

                                                                           Landec      Dock Resins    Pro Forma       Pro Forma
                                                                         Corporation   Corporation    Adjustments      Combined
                                                                         -----------   -----------    -----------      --------
                  Assets
Current Assets:
   Cash and cash equivalents                                               $ 10,370    $    610       $ (8,838)(c)     $  2,142
                                                                                                        (3,263)(e)       (3,263)
   Short-term investments                                                    24,429         837           (837)(b)       24,429
   Restricted investment                                                       --          --            8,838 (c)        8,838
   Accounts receivable, net                                                     102       1,702           --              1,804
   Inventory                                                                    478       1,555            249 (a&d)      2,282
                                                                                                            72 (b)           72
   Prepaid expenses and other current assets                                    215         106           --                321
                                                                           --------    --------       --------         --------
Total Current Assets                                                         35,594       4,810         (3,779)          36,625

Property and equipment, net                                                   1,255       1,588            924 (a)        3,767
                                                                                                           268 (b)          268
Intangible assets                                                              --          --            7,074 (a)        7,074
Other assets                                                                    125        --             --                125
                                                                           --------    --------       --------         --------
                                                                           $ 36,974    $  6,398       $  4,487         $ 47,859
                                                                           ========    ========       ========         ========
           Liabilities and Stockholders' Equity
Current Liabilities:
   Accounts Payable                                                        $    298    $  1,084           --           $  1,382
   Accrued compensation                                                         307         947           (834)(b)          420
   Other accrued liabilities                                                    202         459          1,013 (a)         1,674
                                                                                                          (420)(b)         (420)
   Payable related to acquisition of Dock
     Resins                                                                    --          --            8,962 (e)        8,962
                                                                               --          --              442 (a)          442
   Income taxes payable                                                        --            13            (13)(b)         --
   Borrowings under revolving line of credit                                   --            25            (25)(b)         --
   Current portion of long term debt                                            237          92            (86)(b)          243
   Deferred revenue                                                             229        --             --                229
                                                                           --------    --------       --------         --------
Total Current Liabilities                                                     1,273       2,620          9,039           12,932

Non-current portion of long term debt                                           267         778           (752)(b)          293
Deferred compensation                                                          --           124           --                124

Stockholders' Equity:
   Common stock - Landec                                                     68,296        --            2,098 (e)       70,394
   Notes receivable from shareholders -
   Landec                                                                       (13)       --             --                (13)
   Deferred compensation - Landec                                              (283)       --             --               (283)
   Accumulated deficit - Landec                                             (32,566)       --           (3,022)(a)      (35,588)
   Common stock - Dock Resins                                                  --            79            (79)(a)         --
   Treasury stock - Dock Resins                                                --          (355)           355 (a)         --
   Retained earnings - Dock Resins                                             --         3,152         (3,152)(a)         --
                                                                           --------    --------       --------         --------
Total Stockholders' Equity                                                   35,434       2,876         (3,800)          34,510
                                                                           --------    --------       --------         --------
                                                                           $ 36,974    $  6,398       $  4,487         $ 47,859
                                                                           ========    ========       ========         ========


                                              See accompanying notes

                               LANDEC CORPORATION
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                             COMBINED BALANCE SHEET
                                January 31, 1997


1. BASIS OF PRESENTATION

The unaudited pro forma condensed combined balance sheet information has been prepared by combining the historical consolidated balance sheet of Landec at January 31, 1997 with the historical balance sheet of Dock Resins at March 31, 1997, and gives effect to the pro forma adjustments as described in the notes below.

(a) The acquisition of Dock Resins, which was accounted for as a purchase, has been recorded based upon available information and upon certain assumptions that Landec believes are reasonable under the circumstances. Estimated acquisition expenses of $1,455,000 include approximately $1,013,000 of finder's fees, legal, accounting, consulting and miscellaneous costs and approximately $442,000 payable to the former shareholder of Dock Resins. The purchase price has been allocated to the acquired assets and liabilities based on their relative fair market values, subject to final adjustments. These allocations are based on independent valuations and other studies. The final values may differ from those set forth below.


                                                                 (In thousands)
                                                                 --------------

         Estimated purchase price (Note e)                           $14,323
         Estimated acquisition expenses                                1,455
                                                                     -------
         Total estimated acquisition cost                            $15,778
                                                                     =======

         Historical net book value of the assets at March 31, 1997   $ 2,876
         Increase in net book value of assets acquired (Note b)        1,633
         Net write-up of inventories (Note d)                            249
         Write-up of property, plant and equipment                       924
         Covenant not to compete                                          77
         Customer base                                                   496
         Work force in place                                             690
         Trademark                                                       775
         Developed technology                                          5,036
         In-process research and development                           3,022
                                                                     -------
                                                                     $15,778
                                                                     =======


         In accordance with general accepted accounting principles, Landec will allocate approximately $3.0 million of the purchase price to in-process research and development. This amount will be taken as a charge to operations for the quarter ending April 30, 1997, resulting in a corresponding charge to retained earnings. This one-time charge is reflected in the unaudited pro forma condensed combined balance sheet but not in the unaudited pro forma combined statement of operations due to its unusual, non-recurring nature.

                               LANDEC CORPORATION
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                             COMBINED BALANCE SHEET
                                January 31, 1997




(b) The increase in the net book value of the assets from March 31, 1997 to the close date of April 18, 1997 is a result of an increase in the net book value of assets acquired due to operating activities from March
         31, 1997 to April 18, 1997 and the elimination of certain assets and liabilities that were not assumed by Landec in the acquisition.

(c) Restricted cash in the form of an irrevocable, non-transferable, direct pay letter of credit was set aside by Landec as security for the promissory note issued in connection with the purchase of Dock Resins. This instrument, which was subordinated by a certificate of time deposit, matures in January, 1998.

(d) Landec will write-up the value of Dock Resins inventory to market value (selling price less selling expenses) in connection with its allocation of the aggregate purchase price for the acquisition. This write-up includes the impact of the change in accounting policy from the LIFO to the FIFO inventory method. Landec will charge this net write-up to cost of goods sold during fiscal year 1997.

(e) The acquisition by Landec for all of the outstanding capital stock of Dock Resins was exchanged for the following:

                                                   (In thousands)
                                                   --------------
                  Landec common stock                 $ 2,098
                  Promissory note and other payable     8,962
                  Cash paid at closing                  3,263
                                                      -------
                  Purchase price                      $14,323
                                                      =======

         A secured promissory note for $8.5 million and other payable of approximately $462,000 related to the acquisition are due to the former shareholder of Dock Resins and are due in January, 1998.

         Furthermore, $1.5 million of the cash consideration and all of the equity consideration was set aside in escrow to cover costs associated with certain outstanding obligations of Dock Resins as well as any potential breach of representations and warranties made by Dock Resins in connection with the acquisition.

                               LANDEC CORPORATION
                               UNAUDITED PRO FORMA
                        COMBINED STATEMENT OF OPERATIONS
                       Three Months Ended January 31, 1997
                    (in thousands, except per share amounts)


                                                                Landec         Dock Resins         Pro Forma         Pro Forma
                                                             Corporation       Corporation        Adjustments         Combined
                                                           ---------------    --------------    ---------------    ---------------
Revenues:
     Product sales                                             $    173         $  3,479                --              $  3,652
     License fees                                                  --               --                  --                  --
     Research and development revenues                              217             --                  --                   217
                                                               --------         --------            --------            --------
Total revenues                                                      390            3,479                --                 3,869


Operating costs and expenses
     Cost of product sales                                          309            2,153                  84(b)            2,546
                                                                                                          13(a)               13
     Research and development                                       916              312                --                 1,228
     Selling, general and administrative                            934              751                  51(b)            1,736
                                                                                                          (5)(d)              (5)
                                                               --------         --------            --------            --------
Total operating costs and expenses                                2,159            3,216                 143               5,518
                                                               --------         --------            --------            --------
Operating income (loss)                                          (1,769)             263                (143)             (1,649)

Interest income                                                     494               11                --                   505
Interest expense                                                    (20)             (23)                 20(d)              (23)
                                                               --------         --------            --------            --------
Income (loss) before income taxes                                (1,295)             251                (123)             (1,167)

Provision (benefit) for state income tax                           --                (24)                 36(e)               12
                                                               --------         --------            --------            --------
Net income (loss)                                              $ (1,295)             275                (159)           $ (1,179)
                                                               ========         ========            ========            ========

Net income (loss) per share                                    $  (0.12)                                                $  (0.11)
                                                               ========                                                 ========
Shares used in calculating per share
information
                                                                 10,760                                  396(c)           11,156
                                                               ========                             ========            ========

                             See accompanying notes.

                               LANDEC CORPORATION
                          NOTES TO UNAUDITED PRO FORMA
                        COMBINED STATEMENT OF OPERATIONS
                                January 31, 1997


The unaudited pro forma condensed combined statement of operations information has been prepared by combining the historical consolidated statement of operations of Landec for the three months ended January 31, 1997 with the historical statement of operations of Dock Resins for the three months ended March 31, 1997, and gives effect to the pro forma adjustments as described in the notes below.

(a) Depreciation expense of $13,000 for the write-up of property, plant and equipment arising from the Dock Resins acquisition was reflected as a pro forma adjustment.

(b) Amortization expense of intangible assets arising from the Dock Resins acquisition as shown below is reflected in the pro forma adjustments and detailed as follows (dollars in thousands):

                                                                        PERIOD OF             THREE MONTH
                                                  AMOUNT              AMORTIZATION           AMORTIZATION
                                          --------------             --------------      ----------------
        Intangible assets:
        Covenant not to compete                 $      77                5 years            $         4
        Customer base                                 496               10 years                     12
        Work force in place                           690                7 years                     25
        Trademark                                     775               20 years                     10
        Developed technology                        5,036               15 years                     84
                                           --------------                                --------------
                                                $   7,074                                   $       135
                                           ==============                                ==============


(c) The pro forma adjustments reflects the issuance of 396,039 shares of Landec common stock that were exchanged as part of the acquisition of Dock Resins. These shares were assumed to have been issued on November 1, 1995 for purposes of the pro forma statement of operations.

(d) Interest expense and loan guarantee fees that arose from the debt of Dock Resins have been eliminated as the debt was assumed by the previous owner upon the close of the acquisition.

(e) Income tax expense associated with Dock Resins on an historical basis reflects "S" Corporation status. The pro forma adjustment eliminates this status which provided a benefit resulting from the reversal of a prior-year accrual and assumes "C" Corporation status for Dock Resins for federal and state income tax purposes.

                               LANDEC CORPORATION
                               UNAUDITED PRO FORMA
                        COMBINED STATEMENT OF OPERATIONS
                      Twelve Months Ended October 31, 1996
                    (In thousands, except per share amounts)


                                                                  Landec         Dock Resins          Pro Forma          Pro Forma
                                                                Corporation      Corporation          Adjustments         Combined
                                                             ----------------  ---------------      ---------------    -------------
Revenues:
     Product sales                                                $    755         $ 13,498            $   --              $ 14,253
     License fees                                                      600             --                  --                   600
     Research and development revenues                               1,096             --                  --                 1,096
                                                                  --------         --------            --------            --------
Total revenues                                                       2,451           13,498                --                15,949
                                                                  --------         --------            --------            --------

Operating costs and expenses
     Cost of product sales                                           1,004            8,540                 249(d)            9,793
                                                                                                            336(b)              336
                                                                                                             52(a)               52
     Research and development                                        3,808            1,097                --                 4,905
     Selling, general and administrative                             3,288            3,183                 202(b)            6,673
                                                                      --               --                   (17)(e)             (17)
                                                                  --------         --------            --------            --------
Total operating costs and expenses                                   8,100           12,820                 822              21,742
                                                                  --------         --------            --------            --------
Operating income (loss)                                             (5,649)             678                (822)             (5,793)

Interest income                                                      1,548               18                --                 1,566
Interest expense                                                       (99)             (96)               (355)(f)            (550)
                                                                      --               --                    85(e)               85
                                                                  --------         --------            --------            --------
Income (loss ) before income taxes                                  (4,200)             600              (1,092)             (4,692)

Provision for state income tax                                        --                 (5)                  5(g)             --
                                                                  --------         --------            --------            --------
Net income (loss)                                                 $ (4,200)        $    605            $ (1,097)           $ (4,692)
                                                                  ========         ========            ========            ========

Net income (loss) per share                                       $  (0.55)                                                $  (0.58)
                                                                  ========                                                 ========

Shares used in calculating per share
     information                                                     7,699                                  396(c)            8,095
                                                                  ========                             ========            ========


                             See accompanying notes.

                               LANDEC CORPORATION
                          NOTES TO UNAUDITED PRO FORMA
                        COMBINED STATEMENT OF OPERATIONS
                                October 31, 1996


The unaudited pro forma combined statement of operations information has been prepared by combining the historical consolidated statement of operations of Landec for the fiscal year ended October 31, 1996 with the historical statement of operations of Dock Resins for the fiscal year ended December 31, 1996, and gives effect to the pro forma adjustments as described in the notes below.

(a) Depreciation expense of $52,000 for the write-up of property, plant and equipment arising from the Dock Resins acquisition was reflected as a pro forma adjustment.

(b) Amortization expense of intangible assets arising from the Dock Resins acquisition as shown below are reflected in the pro forma adjustments and detailed as follows (dollars in thousands):

                                                                        PERIOD OF             ANNUAL
                                                  AMOUNT              AMORTIZATION         AMORTIZATION
                                           --------------            --------------      --------------
        Intangible assets:
        Covenant not to compete                 $      77                5 years            $        15
        Customer base                                 496               10 years                     50
        Work force in place                           690                7 years                     98
        Trademark                                     775               20 years                     39
        Developed technology                        5,036               15 years                    336
                                           --------------                                --------------
                                                $   7,074                                   $       538
                                           ==============                                ==============

(c) The pro forma adjustment reflects the issuance of 396,039 shares of Landec common stock that were exchanged as part of the acquisition of Dock Resins. These shares were assumed to have been issued on November 1, 1995 for purposes of the pro forma statement of operations.

(d) Cost of product sales includes the charge for the inventory recorded in connection with the purchase price allocation and assumes that the inventory was sold during the twelve months ended October 31, 1996 based on historical inventory turnover.

(e) Interest expense and loan guarantee fees that arose from the debt of Dock Resins have been eliminated as the debt was assumed by the previous owner upon the close of the acquisition.

(f) Interest expense associated with the secured promissory note exchanged in the purchase price of Dock Resins.

(g) Income tax expense associated with Dock Resins on an historical basis reflects "S" Corporation status. The pro forma adjustment eliminates this status which provided a benefit as a result of the difference between book and state tax depreciation and assumes "C" Corporation status for Dock Resins for federal and state income tax purposes.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   LANDEC CORPORATION
                                   (Registrant)


Date:  July 3, 1997                By:      /s/     Joy T. Fry
                                            ----------------------------
                                                    Joy T. Fry
                                            Vice President of Finance and
                                            Administration and  Chief Financial
                                            Officer